UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2026 (June 16, 2026)

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00971	46-0937320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 292-5400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stellus Capital Investment Corporation (the “Company”) held its Annual Meeting of Stockholders on June 16, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company submitted two proposals to the vote of the stockholders, which are described in detail in the Company’s proxy statement dated April 16, 2026. As of April 15, 2026, the record date for the Annual Meeting, 28,947,255 shares of common stock were eligible to be voted.

On June 16, 2026, the proposals were submitted to the vote of the stockholders. Of the shares eligible to be voted, 15,974,326 were voted in person or by proxy in connection with the proposals.

Each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting was approved as follows:

Proposal 1: Election of Director

The Company’s stockholders elected Bruce R. Bilger as director to serve for a three year term, or until his successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Nominee	Total Votes For	Total Votes Withheld
Bruce R. Bilger	13,650,012	2,122,882

Proposal 2: Approval of the New Investment Advisory Agreement

The proposal to approve a new investment advisory agreement between the Company and Stellus Capital Management, LLC was approved. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions
All Stockholders	14,244,374	721,794	806,722

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	Stellus Capital Investment Corporation

	By:	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Chief Financial Officer